Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Trisha Mount/Rachel Wilson 914-967-9400

Investor Relations: Allison Malkin
Press: Alecia Pulman
ICR, Inc.
203-682-8200

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FULL YEAR RESULTS

Full Year Operating Cash Flow of $480 million

Full Year Gross Margin Expansion of over 70 bps

RYE, N.Y., February 14, 2013—Jarden Corporation (NYSE:JAH) today reported its financial results for the fourth quarter and year ended December 31, 2012.

For the quarter ended December 31, 2012:

•	Organic net sales increased 3.5%;

•	Reported net sales were $1.82 billion, compared to $1.74 billion for the same period in 2011;

•	Gross margin increased 130 basis points to 27.9%, compared to gross margin of 26.6% for the same period in 2011;

•	Diluted earnings per share increased 167% to $0.64 per diluted share, compared to $0.24 per diluted share for the same period in 2011;

•	Net income increased approximately 131% to $48.7 million, compared to $21.1 million for the same period in 2011;

•	Adjusted gross margin increased approximately 50 basis points to 28.1%, compared to adjusted gross margin of 27.6% for the same period in 2011;

•	Adjusted diluted earnings per share increased approximately 33% to $1.28 per diluted share, compared to $0.96 per diluted share for the same period in 2011; and

•	Adjusted net income increased approximately 15% to $96.7 million, compared to $84.4 million for the same period in 2011.

For the year ended December 31, 2012:

•	Organic net sales grew 2.0%;

•	Reported net sales were $6.70 billion, compared to $6.68 billion for the same period in 2011;

•	Gross margin increased 90 basis points to 28.7%, compared to gross margin of 27.8% for the same period in 2011;

•	Diluted earnings per share increased approximately 34% to $3.10 per diluted share, compared to $2.31 per diluted share for the same period in 2011;

•	Net income increased approximately 19% to $243.9 million, compared to $204.7 million for the same period in 2011;

•	Adjusted gross margin increased 70 basis points to 29.0%, compared to adjusted gross margin of 28.3% for the same period in 2011;

•	Adjusted diluted earnings per share increased approximately 22% to $4.17 per diluted share, compared to $3.43 per diluted share for the same period in 2011; and

•	Adjusted net income increased approximately 8% to $328.7 million, compared to $303.6 million for the same period in 2011.

“During 2012, Jarden once again delivered record revenues, segment earnings and adjusted earnings per share and finished the year with a record level of cash,” said Martin E. Franklin, Executive Chairman. “We are also proud to have been among the top five performing stocks compared to the S&P 500 Consumer Staples Index for 2012 on a one-, five- and ten-year basis. Looking forward, we believe there are many exciting opportunities for Jarden to continue to deliver long-term growth and expand profitability based on the strength of our diversified portfolio of leading brands, new product introductions and the hard work and dedication of our employees.”

James E. Lillie, Chief Executive Officer commented, “Organic growth across all of our business segments for the fourth quarter has once again validated the strength of our diversified business model. Among the highlights of Jarden’s performance in 2012 was our adjusted gross margin expansion of 70 basis points. We believe that this expansion illustrates that our operating model is yielding the intended results and we will continue to invest in our businesses to help drive returns for our shareholders. We are excited about the outlook for 2013 and beyond, as the investments we have made over the last several years lay the foundation for long-term future success.”

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:45 a.m. (EST) today, February 14, 2013, to further discuss its fourth quarter and full year results. To listen to the call by telephone, please dial 888-240-9373 (domestic) or 913-312-0639 (international) and provide passcode: 3674220. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 3674220 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #371 on the Fortune 500 and has over 25,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2012			December 31, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)
Net sales	$1,819.2	$—	$1,819.2	$1,738.0	$—	$1,738.0

Cost of sales	1,311.8	(3.6)	1,308.2	1,276.3	(18.2)	1,258.1

Gross profit	507.4	3.6	511.0	461.7	18.2	479.9
Selling, general and administrative expenses	359.5	(43.7)	315.8	307.5	(3.4)	304.1
Reorganization costs	17.8	(17.8)	—	17.2	(17.2)	—
Impairment of goodwill and other intangible assets	—	—	—	52.5	(52.5)	—

Operating earnings	130.1	65.1	195.2	84.5	91.3	175.8
Interest expense, net	49.5	(3.0)	46.5	44.9	—	44.9

Income before taxes	80.6	68.1	148.7	39.6	91.3	130.9
Income tax provision	31.9	20.1	52.0	18.5	28.0	46.5

Net income	$48.7	$48.0	$96.7	$21.1	$63.3	$84.4

Earnings per share:
Basic	$0.65		$1.29	$0.24		$0.97
Diluted	$0.64		$1.28	$0.24		$0.96
Weighted average shares outstanding:
Basic	75.1		75.1	87.1		87.1
Diluted	75.7		75.7	87.7		87.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2012			December 31, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)
Net sales	$6,696.1	$—	$6,696.1	$6,679.9	$—	$6,679.9

Cost of sales	4,771.7	(14.8)	4,756.9	4,821.9	(29.1)	4,792.8

Gross profit	1,924.4	14.8	1,939.2	1,858.0	29.1	1,887.1
Selling, general and administrative expenses	1,320.5	(68.9)	1,251.6	1,259.2	(22.9)	1,236.3
Reorganization costs, net	27.1	(27.1)	—	23.4	(23.4)	—
Impairment of goodwill and other intangible assets	—	—	—	52.5	(52.5)	—

Operating earnings	576.8	110.8	687.6	522.9	127.9	650.8
Interest expense, net	185.3	(3.3)	182.0	179.7	—	179.7
Loss on early extinguishment of debt	—	—	—	12.8	(12.8)	—

Income before taxes	391.5	114.1	505.6	330.4	140.7	471.1
Income tax provision	147.6	29.3	176.9	125.7	41.8	167.5

Net income	$243.9	$84.8	$328.7	$204.7	$98.9	$303.6

Earnings per share:
Basic	$3.12		$4.20	$2.33		$3.45
Diluted	$3.10		$4.17	$2.31		$3.43
Weighted average shares outstanding:
Basic	78.3		78.3	88.1		88.1
Diluted	78.8		78.8	88.6		88.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$1,034.1	$808.3
Accounts receivable, net	1,137.7	1,080.5
Inventories	1,310.3	1,274.4
Deferred taxes on income	174.5	181.6
Prepaid expenses and other current assets	153.8	148.7

Total current assets	3,810.4	3,493.5

Property, plant and equipment, net	678.6	615.9
Goodwill	1,824.0	1,717.1
Intangible assets, net	1,256.7	1,156.5
Other assets	140.9	133.7

Total assets	$7,710.6	$7,116.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$504.7	$269.3
Accounts payable	615.4	557.5
Accrued salaries, wages and employee benefits	187.6	181.1
Taxes on income	—	22.3
Other current liabilities	421.0	433.5

Total current liabilities	1,728.7	1,463.7

Long-term debt	3,293.4	2,890.1
Deferred taxes on income	566.8	507.8
Other non-current liabilities	362.1	343.1

Total liabilities	5,951.0	5,204.7

Total stockholders’ equity	1,759.6	1,912.0

Total liabilities and stockholders’ equity	$7,710.6	$7,116.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income	$48.7	$21.1	$243.9	$204.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.9	42.0	152.8	163.7
Loss on early extinguishment of debt	—	—	—	12.8
Impairment of goodwill and other assets	—	52.5	—	52.5
Excess tax benefits from stock-based compensation	(0.3)	—	(43.0)	—
Other non-cash items	70.4	(19.2)	96.9	65.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	73.3	104.3	(23.6)	(25.2)
Inventory	265.0	281.6	30.0	(7.0)
Accounts payable	(46.6)	(78.7)	34.5	(12.4)
Other current assets and liabilities	(54.5)	(1.0)	(11.2)	(27.5)

Net cash provided by operating activities	398.9	402.6	480.3	427.1

Cash flows from financing activities:
Net change in short-term debt	(8.9)	(1.7)	74.7	1.0
Proceeds from issuance of long-term debt	1.9	—	802.5	1,025.0
Payments on long-term debt	(19.5)	(7.8)	(172.7)	(1,110.6)
(Repurchase of) proceeds from common stock, net	(21.3)	3.3	(557.9)	(80.8)
Debt issuance costs	—	—	(17.4)	(12.3)
Dividends paid	—	(7.5)	(7.5)	(30.1)
Excess tax benefits from stock-based compensation	0.3	—	43.0	—
Other	—	4.0	—	11.1

Net cash provided by (used in) financing activities	(47.5)	(9.7)	164.7	(196.7)

Cash flows from investing activities:
Additions to property, plant and equipment	(77.6)	(47.5)	(154.5)	(126.9)
Acquisitions of businesses, net of cash acquired	(131.1)	(1.0)	(286.3)	(14.4)
Other	3.5	23.4	13.3	28.2

Net cash used in investing activities	(205.2)	(25.1)	(427.5)	(113.1)

Effect of exchange rate changes on cash and cash equivalents	1.2	(5.8)	8.3	(4.4)

Net increase in cash and cash equivalents	147.4	362.0	225.8	112.9
Cash and cash equivalents at beginning of period	886.7	446.3	808.3	695.4

Cash and cash equivalents at end of period	$1,034.1	$808.3	$1,034.1	$808.3

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2012
Net sales	$617.9	$680.4	$452.4	$84.4	$(15.9)	$1,819.2	$—	$1,819.2

Segment earnings (loss)	$61.7	$109.9	$66.2	$7.8	$—	$245.6	$(16.2)	$229.4

Adjustments to reconcile to reported operating earnings (loss):
Reorganization cost	(3.3)	(14.1)	(0.4)	—	—	(17.8)	—	(17.8)
Acquisition-related and other costs	—	—	(2.4)	—	—	(2.4)	(2.6)	(5.0)
Cumulative adjustment of stock compensation	—	—	—	—	—	—	(33.6)	(33.6)
Depreciation and amortization	(17.2)	(8.8)	(12.2)	(3.8)	—	(42.0)	(0.9)	(42.9)

Operating earnings (loss)	$41.2	$87.0	$51.2	$4.0	$—	$183.4	$(53.3)	$130.1

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2011
Net sales	$614.5	$621.9	$436.5	$77.5	$(12.4)	$1,738.0	$—	$1,738.0

Segment earnings (loss)	$56.4	$102.4	$54.4	$10.6	$—	$223.8	$(12.6)	$211.2

Adjustments to reconcile to reported operating earnings (loss):
Reorganization costs	(9.7)	(2.1)	(4.0)	(1.4)	—	(17.2)	—	(17.2)
Acquisition-related and other costs	8.5	(4.8)	(9.5)	(2.0)	—	(7.8)	(7.2)	(15.0)
Impairment of goodwill and other assets	—	—	(52.5)	—	—	(52.5)	—	(52.5)
Depreciation and amortization	(16.1)	(8.3)	(13.7)	(3.3)	—	(41.4)	(0.6)	(42.0)

Operating earnings (loss)	$39.1	$87.2	$(25.3)	$3.9	$—	$104.9	$(20.4)	$84.5

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2012
Net sales	$2,692.9	$1,940.9	$1,753.1	$377.1	$(67.9)	$6,696.1	$—	$6,696.1

Segment earnings (loss)	$325.2	$285.9	$259.2	$47.1	$—	$917.4	$(103.6)	$813.8

Adjustments to reconcile to reported operating earnings (loss):
Reorganization cost, net	(12.6)	(14.1)	(0.4)	—	—	(27.1)	—	(27.1)
Fair market value adjustments to inventory	(2.8)	(3.2)	—	—	—	(6.0)	—	(6.0)
Acquisition-related and other costs	(3.9)	(1.6)	(3.8)	—	—	(9.3)	(8.2)	(17.5)
Cumulative adjustment of stock compensation	—	—	—	—	—	—	(33.6)	(33.6)
Depreciation and amortization	(55.2)	(34.7)	(46.0)	(13.5)	—	(149.4)	(3.4)	(152.8)

Operating earnings (loss)	$250.7	$232.3	$209.0	$33.6	$—	$725.6	$(148.8)	$576.8

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year Ended December 31, 2011
Net sales	$2,772.1	$1,880.3	$1,734.4	$351.2	$(58.1)	$6,679.9	$—	$6,679.9

Segment earnings (loss)	$344.6	$274.7	$237.9	$37.7	$—	$894.9	$(104.1)	$790.8

Adjustments to reconcile to reported operating earnings (loss):
Reorganization costs, net	(13.5)	(2.1)	(6.4)	(1.4)	—	(23.4)	—	(23.4)
Fair market value adjustment to inventory	—	—	(6.9)	—	—	(6.9)	—	(6.9)
Acquisition-related and other costs	7.1	(4.8)	(10.8)	(2.0)	—	(10.5)	(10.9)	(21.4)
Impairment of goodwill and other assets	—	—	(52.5)	—	—	(52.5)	—	(52.5)
Depreciation and amortization	(61.8)	(31.1)	(55.9)	(12.4)	—	(161.2)	(2.5)	(163.7)

Operating earnings (loss)	$276.4	$236.7	$105.4	$21.9	$—	$640.4	$(117.5)	$522.9

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters and years ended December 31, 2012 and 2011. For the quarter ended December 31, 2012, adjustments to net income included $3.6 million of accelerated depreciation recorded in cost of sales primarily associated with the rationalization of international manufacturing facilities; $33.6 million of non-cash cumulative adjustment of stock compensation associated with certain restricted stock, related to achieving a goal of $5.00 per adjusted EPS by 2014; $17.8 million of reorganization costs primarily associated with the rationalization of international manufacturing facilities; $5.0 million of acquisition related and other costs; $5.1 million of amortization of acquired intangible assets; and $3.0 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended December 31, 2012 is the tax provision adjustment of $20.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the quarter ended December 31, 2011, adjustments to net income included $18.2 million of expense in cost of goods sold primarily associated with the rationalization of manufacturing facilities; $17.2 million of reorganization costs primarily associated with the international platform rationalization; $52.5 million of a non-cash impairment of goodwill, intangibles and other assets; $1.2 million net gain primarily associated with domestic rationalization more than offset by the gain of the sale of a domestic business; and $4.6 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended December 31, 2011 is the tax provision adjustment of $28.0 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the year ended December 31, 2012, adjustments to net income included $6.0 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with our acquisitions; $8.8 million of accelerated depreciation recorded in cost of sales primarily associated with the rationalization of international manufacturing facilities; $33.6 million of non-cash cumulative adjustment of stock compensation associated with certain restricted stock, related to achieving a goal of $5.00 per adjusted EPS by 2014; $27.1 million of net reorganization costs primarily associated with the rationalization of international manufacturing facilities; $17.5 million of acquisition related and other costs; $17.8 million of amortization of acquired intangible assets; and $3.3 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the year ended December 31, 2012 is the tax provision adjustment of $29.3 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the year ended December 31, 2011, adjustments to net income included $22.2 million of expense in cost of goods sold primarily associated with the rationalization of manufacturing facilities; $6.9 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Quickie acquisition; $23.4 million of net reorganization costs primarily associated with the international platform rationalization; $52.5 million of a non-cash impairment of goodwill, intangibles and other assets; $4.2 million of net other costs primarily associated with domestic rationalization offset by the gain of the sale of a domestic business; $12.8 million of a non-cash write-off of deferred debt issue costs; and $18.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the year ended December 31, 2011 is the tax provision adjustment of $41.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions, and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter and year ended December 31, 2012:

	Quarter ended December 31, 2012	Year ended December 31, 2012
Reconciliation of Non- GAAP measure
Net sales growth	4.7%	0.3%
Foreign exchange impacts	0.5%	1.6%
(Acquisitions)/exited business, net	(1.7%)	0.1%

Organic net sales growth	3.5%	2.0%

Note 3: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill, intangibles and other assets, certain reorganization and acquisition-related integration costs, transaction and integration costs, non-cash Venezuela hyperinflationary and devaluation charges, gains and losses as a result of currency fluctuations, gain on the sale of the domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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